                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported)   FEBRUARY 5, 1996
                                                  --------------------


                          MET-COIL SYSTEMS CORPORATION
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                    0-14057                          42-1027215
----------------------------   ---------------------       ---------------------
(State or Other Jurisdiction   (Commission File No.)       (I.R.S. Employer No.)
     of Incorporation)



5486 SIXTH STREET SW, CEDAR RAPIDS, IOWA                                  52404
----------------------------------------                             ----------
(Address or Principal Executive Offices)                             (Zip Code)



Registrant's telephone number, including area code  (319) 363-6566
                                                   ----------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        On February 5, 1996 the Registrant sold certain assets and certain liabilities of its wholly owned subsidiary Rowe Machinery and Automation, Inc. ("Rowe") to Mestex, Ltd. ("Mestex") a subsidiary of Mestek, Inc. for $3 million in cash and an adjustable promissory note with a face value of $1.1 million payable within 90 days. The note balance is subject to adjustments related to a physical inventory count and an analysis of slow moving inventory and uncollectible receivables. The proceeds from this sale will be used to retire debt.

        The assets sold represent the rights to manufacture two product lines known as the "Press Feed" and "Cut-To-Length" product lines, all of the intangible assets related to these product lines, the Rowe name and the associated inventory and accounts receivable. The liabilities assumed include accounts payable and customer deposits also related to these two product lines. Mestex will lease the Rowe facilities including machinery and equipment, for $40,000 per month for at least a one year period.


ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Not applicable
         (b)      Proforma financial information

         The following proforma financial information is filed as part of this report:

         Condensed Consolidated Balance Sheets as of December 31, 1995.

         Condensed Consolidated Statements of Operations for the year ended May 31, 1995, and six months ended November 30, 1995.

         Notes to Condensed Consolidated Financial Statements

         (c)      Exhibits

         The exhibits filed herewith are listed in the exhibit index on page 7 hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 15, 1996                Met-Coil Systems Corporation


                                         By:    Joseph H. Ceryanec\s\
                                              -------------------------
                                         Name:   Joseph H. Ceryanec
                                         Title:  Vice President-Finance and
                                                 Chief Financial Officer

MET-COIL SYSTEMS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except shares)

                                                                                                December 31,       December 31,
                                                                                                   1995                1995
                                                                                                                     Proforma
-----------------------------------------------------------------------------------------------------------------------------
Current assets
    Cash                                                                                     $       633           $      633
    Cash, restricted for debt repayment                                                              505                   20

    Trade receivables, net                                                                         5,684                4,898
    Notes and other receivables                                                                      786                1,845
    Inventories                                                                                   13,460               11,260
    Prepaid expenses                                                                               1,169                1,159
-----------------------------------------------------------------------------------------------------------------------------
    Total current assets                                                                          22,237               19,815

Property and equipment, net                                                                        6,641                6,255
Investments and other assets                                                                       2,496                2,496
Intangibles, net                                                                                   2,833                2,833
-----------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                 $    34,207           $   31,399
=============================================================================================================================

Current liabilities

    Notes payable to banks and current maturities of long-term debt                          $    16,880           $   13,395
    Accounts payable and accrued liabilities                                                       7,331                6,056
    Customer deposits and progress billings                                                        3,110                2,448
-----------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                                     27,321               21,899


Long-term debt                                                                                     3,960                3,960
Other                                                                                                794                  794

Preferred stock, convertible and redeemable at $13 per share                                       3,604                3,604


Stockholders' Equity (Deficit):
Common stock, $.01 par value, authorized 10,000,000 shares;                                           31                   31
     1996 issued 3,063,783
Additional paid-in capital                                                                        16,163               16,163

Retained earnings (deficit)                                                                      (17,789)             (15,175)
Foreign currency translation                                                                         252                  252
Common stock in treasury, at cost, 28,000 shares                                                    (129)                (129)
-----------------------------------------------------------------------------------------------------------------------------
Net equity (deficit)                                                                              (1,472)               1,142
-----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                         $    34,207           $   31,399
=============================================================================================================================





See notes to condensed consolidated financial statements

MET-COIL SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

                                                                 Year Ended                                 Six Months Ended
                                                                May 31, 1995                                November 30, 1995
                                                             As            Proforma                  As Reported       Proforma
                                                          Reported        (Unaudited)                (Unaudited)      (Unaudited)
----------------------------------------------------------------------------------------------------------------------------------
Net revenues                                         $     43,775      $    32,751                $     20,815       $    16,697


Cost of goods sold                                         34,316           25,898                      16,742            13,356
Operating expenses                                          9,495            7,341                       4,361             3,505
Interest expense, net                                       2,690            2,363                       1,391             1,228
Other expense, net                                            336              309                          40               116
----------------------------------------------------------------------------------------------------------------------------------

Loss before income taxes                                   (3,062)          (3,160)                     (1,719)           (1,508)
Income taxes                                                  ---              ---                         ---               ---
----------------------------------------------------------------------------------------------------------------------------------

Net loss                                             $     (3,062)     $    (3,160)               $     (1,719)      $    (1,508)


Preferred stock dividends                                     130              130                         108               108
----------------------------------------------------------------------------------------------------------------------------------

Net loss applicable to common stock                  $     (3,192)     $    (3,290)               $     (1,827)      $    (1,616)
==================================================================================================================================


Weighted average common and
common equivalent shares                                    2,871            2,871                       2,997             2,997
==================================================================================================================================


Net loss per common and
common equivalent share                              $      (1.12)     $     (1.15)               $      (0.61)      $     (0.54)
==================================================================================================================================





See notes to condensed consolidated financial statements

MET-COIL SYSTEMS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



The accompanying Condensed Statements of Operations have been derived from statements previously presented in the Company's Annual Report on Form 10-K for the year ended May 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1995 and should be read in connection with the financial statements and notes thereto included in such reports. Results for the six months are not necessarily indicative of the results for a full year. The accompanying proforma statements include adjustments to reflect the sale of the operations and certain assets and liabilities related to two product lines of the Rowe subsidiary as of June 1, 1994 with respect to the proforma Condensed Consolidated Statement of Operations for the year ended May 31, 1995 and December 31, 1995 with respect to the proforma Condensed Consolidated Balance Sheet and June 1, 1995 with respect to the proforma Condensed Consolidated Statement of Operations for the six months ended November 30, 1995.

As more fully described in Item 2 herein, the purchase price for the sale of the two product lines of $3 million in cash and an adjustable promissory note for $1.1 million. The Company will realize a gain of approximately $2.6 million from this sale.

                            EXHIBITS LIST AND INDEX

                                                            Filed Herewith
Exhibit                                                     Unless Otherwise
Number     Description                                      Indicated
----------------------------------------------------------------------------

2          Agreement for the Purchase and Sale of                 ---
           Assets dated as of January 12, 1996 by and among Rowe Machinery and Automation,
           Inc., Mestex, Ltd. and Met-Coil Systems
           Corporation

2.a        Amendment to Agreement for the Purchase                ---
           and Sale of Assets dated as of January 12, 1996 by and among Rowe Machinery and Automation, Inc., Mestex, Ltd. and Met-Coil
           Systems Corporation